Exhibit 99.3

TABERNA REALTY FINANCE TRUST

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006 Financial Statements:

Unaudited Consolidated Balance Sheets as of September 30, 2006 and December 31, 2005	F-2

Unaudited Consolidated Statements of Income for the three-month periods ended September 30, 2006 and 2005, and for the nine-month period ended September 30, 2006, the period from April 28, 2005 to September 30, 2005 and the period from March 3, 2005 to April 27, 2005 (Predecessor)

F-3

Unaudited Consolidated Statements of Other Comprehensive Loss for the three-month periods ended September 30, 2006 and 2005, and for the nine-month period ended September 30, 2006, the period from April 28, 2005 to September 30, 2005 and the period from March 3, 2005 to April 27, 2005 (Predecessor)

F-4

Unaudited Consolidated Statements of Cash Flows for the nine-month period ended September 30, 2006 and the period from April 28, 2005 to September 30, 2005 and the period from March 3, 2005 to April 27, 2005 (Predecessor)

F-5

Notes to Unaudited Consolidated Financial Statements as of September 30, 2006	F-6

Taberna Realty Finance Trust

Consolidated Balance Sheets

(Unaudited and dollars in thousands, except share and per share information)

	September 30, 2006	December 31, 2005
Assets
Investments in securities and security-related receivables
Available-for-sale securities	$3,694,542	$2,217,916
Security-related receivables	1,081,296	568,122

Total investment in securities and related receivables	4,775,838	2,786,038
Investments in loans, at amortized cost
Residential mortgages and mortgage-related receivables	4,074,109	4,463,735
Senior secured loans and participation interests	85,000	—
Residential mortgage derivatives	15,902	1,609
Loan loss reserve	(5,216)	(641)

Total investment in loans	4,169,795	4,464,703
Cash and cash equivalents	46,748	95,878
Restricted cash	233,954	120,944
Warehouse deposits	50,504	60,356
Accrued interest receivable	82,592	49,654
Other assets	32,510	9,985
Deferred financing costs, net of accumulated amortization of $11,283 and $2,613 as of September 30, 2006 and December 31, 2005, respectively	185,221	133,777

Total assets	$9,577,162	$7,721,335

Liabilities and beneficiaries’ equity
Indebtedness
Repurchase agreements	$304,432	$220,507
Mortgage-backed securities issued	3,842,928	4,231,267
Trust preferred obligations	518,968	600,470
CDO notes payable	4,174,218	2,049,700

Total indebtedness	8,840,546	7,101,944
Accrued interest payable	57,279	35,269
Accounts payable and accrued expenses	20,051	9,922
Distributions payable	17,293	—
Due to broker and other liabilities	48,414	22,704

Total liabilities	8,983,583	7,169,839
Minority interest	210,442	139,001

Beneficiaries’ equity
Preferred shares, $0.01 par value per share, 30,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $0.01 par value per share, 100,000,000 shares authorized, 44,350,105 and 43,653,272 issued and outstanding, including 1,184,831 and 853,011 unvested restricted share awards, respectively	432	428
Additional paid in capital	423,137	418,994
Accumulated other comprehensive loss	(27,301)	(5,181)
Cumulative earnings	51,130	16,853
Cumulative distributions	(64,261)	(18,599)

Total beneficiaries’ equity	383,137	412,495

Total liabilities and beneficiaries’ equity	$9,577,162	$7,721,335

The accompanying notes are an integral part of these consolidated financial statements.

Taberna Realty Finance Trust

Consolidated Statements of Income

(Unaudited and dollars in thousands, except share and per share information)

					Predecessor
	For the three-month period ended September 30, 2006	For the three-month period ended September 30, 2005	For the nine-month period ended September 30, 2006	For the period from April 28, 2005 to September 30, 2005	For the period from March 3, 2005 to April 27, 2005
Revenue:
Investment interest income	$140,974	$24,976	$385,590	$30,779	$428
Investment interest expense	(124,079)	(24,861)	(341,175)	(26,914)	(428)
Provision for loan loss	(2,392)	(500)	(4,575)	(500)	—
Change in fair value of free-standing derivatives	2,871	6,333	11,813	6,333	(2,102)
Change in fair value of residential mortgage derivatives	(3,187)	510	(3,683)	510	—

Net investment income (loss)	14,187	6,458	47,970	10,208	(2,102)
Asset management fees	702	594	2,070	1,092	367
Structuring fees	—	—	—	—	4,263

Total revenue	14,889	7,052	50,040	11,300	2,528
Expenses:
Compensation expense	4,868	3,048	11,106	4,686	310
Shared services expenses	123	243	353	355	—
General and administrative	2,153	746	5,768	1,083	241

Total expenses	7,144	4,037	17,227	6,124	551

Income before interest and other income (expense), minority interest and taxes	7,745	3,015	32,813	5,176	1,977
Interest and other income	2,424	2,825	7,046	3,001	7
Gain on sale of assets	1,057	—	1,040	—	—
Unrealized gain (loss) on interest rate hedges	(2,764)	11,581	34,566	11,581	—
Merger-related costs	(1,174)	—	(5,685)	—	—

Income before minority interest and taxes	7,288	17,421	69,780	19,758	1,984
Minority interest	(2,767)	(687)	(26,266)	(741)	—

Income before taxes	4,521	16,734	43,514	19,017	1,984
Provision for income taxes	(2,909)	(2,862)	(9,237)	(6,031)	(986)

Net income	$1,612	$13,872	$34,277	$12,986	$998

Earnings per share—basic:
Basic earnings per share	$0.04	$0.41	$0.80	$0.45

Weighted-average shares outstanding—Basic	43,029,232	33,271,811	42,908,310	28,601,376

Earnings per share—diluted:
Diluted earnings per share	$0.04	$0.41	$0.79	$0.44

Weighted-average shares outstanding—Diluted	43,176,238	33,522,285	43,255,075	28,818,726

Distributions declared per common share	$0.39	$0.24	$1.04	$0.24

The accompanying notes are an integral part of these consolidated financial statements.

Taberna Realty Finance Trust

Consolidated Statements of Other Comprehensive Loss

(Unaudited and dollars in thousands)

					Predecessor
	For the three-month period ended September 30, 2006	For the three-month period ended September 30, 2005	For the nine-month period ended September 30, 2006	For the period from April 28, 2005 to September 30, 2005	For the period from March 3, 2005 to April 27, 2005
Net income	$1,612	$13,872	$34,277	$12,986	$998
Other comprehensive loss:
Change in the fair value of cash-flow hedges	(89,527)	11,006	(43,956)	484	—
Realized gain from common equity securities	(1,040)	—	(1,040)	—	—
Reclassification adjustments associated with unrealized losses from cash flow hedges included in net income	2,762	—	1,467	—	—
Realized (gain) loss on cash-flow hedges reclassified to earnings	2,276	(61)	2,861	—	—
Change in fair value of available-for-sale securities	74,435	(14,150)	5,935	(14,150)	—

Total other comprehensive loss before minority interest allocation	(11,094)	(3,205)	(34,733)	(13,666)	—
Allocation to minority interest	(2,354)	2,625	12,613	8,750	—

Total other comprehensive loss	(13,448)	(580)	(22,120)	(4,916)	—

Comprehensive income (loss)	$(11,836)	$13,292	$12,157	$8,070	$998

The accompanying notes are an integral part of these consolidated financial statements.

Taberna Realty Finance Trust

Consolidated Statements of Cash Flows

(Unaudited and dollars in thousands)

			Predecessor
	For the nine-month period ended September 30, 2006	For the period from April 28, 2005 to September 30, 2005	For the period from March 3, 2005 to April 27, 2005
Operating activities:
Net income (loss)	$34,277	$12,986	$998
Adjustments to reconcile net income to cash flow from operating activities:
Minority interest	26,266	741	—
Provision for loan loss	4,575	500	—
Amortization of deferred compensation	4,148	1,485	—
Amortization of premiums on investments in residential mortgages	(3,852)	—	—
Amortization of discounts on residential mortgage-backed securities	6,030	158	—
Amortization of deferred costs	8,411	817	—
Gain on sale of assets	(1,040)	—	—
Unrealized gain on interest rate hedges	(34,566)	(11,581)	—
Non-cash component of net mortgage derivatives	(294)	—	—
Changes in assets and liabilities:
Accounts receivable and accrued management fees receivable	4,102	1,626	—
Accrued interest receivable	(16,539)	(24,450)	—
Other assets	(36,999)	(3,509)	—
Accrued interest payable	22,932	12,008	—
Accounts payable and accrued expenses	9,370	2,581	2,326
Due to broker and other liabilities	25,710	2,149	1,329

Cash flow from operating activities	52,531	(4,489)	4,653
Investing activities:
Purchase of investments in securities	(1,924,382)	(1,895,360)	—
Purchase of investments in loans	(89,451)	(1,940,747)	—
Purchase of other securities	(139,806)	—	—
Proceeds from sale of other securities	65,106	—	—
Principal repayments on residential mortgages and mortgage-related receivables	398,002	25,793	—
Investment in net mortgage derivatives	(14,072)	—	—
Increase in restricted cash	(113,010)	(132,948)	—
Increase in warehouse deposits	9,852	(60,037)	(5,000)

Cash flow from investing activities	(1,807,761)	(4,003,299)	(5,000)
Financing activities:
Proceeds from repurchase agreements	149,209	692,967	—
Repayments on repurchase agreements	(65,284)	(441,738)	—
Proceeds from issuance of residential mortgage-backed securities	—	1,637,702	—
Repayments on residential mortgage-backed securities	(394,369)	(18,578)	—
Proceeds from issuance of trust preferred obligations	—	399,845	—
Repayments of trust preferred obligations	(81,502)	—	—
Proceeds from issuance of CDO notes payable	2,125,133	1,484,750	—
Repayments on CDO notes payable	(615)	—	—
Proceeds from the issuance of minority interest in CDOs	61,160	62,124	—
Distributions to minority interest holders in CDOs	(14,752)	—	—
Proceeds from cash flow hedges	4,270	12,275	—
Payments for deferred costs	(48,781)	(49,631)	—
Capital contributions	—	—	347
Common share issuance, net of costs incurred	—	413,301	—
Distributions paid to common shareholders	(28,369)	(5,508)	—

Cash flow from financing activities	1,706,100	4,187,509	347

Net change in cash and cash equivalents	(49,130)	179,721	—
Cash and cash equivalents at the beginning of the period	95,878	—	—

Cash and cash equivalents at the end of the period	$46,748	$179,721	$—

Supplemental cash flow information:
Cash paid for interest	$260,198	$1,678	$—
Cash paid for taxes	$20,885	$3,680	$—
Deferred costs contributed to Trust VIEs	$11,346	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements

At September 30, 2006

(Unaudited and dollars in thousands, except share and per share amounts)

NOTE 1: THE COMPANY

Taberna Realty Finance Trust (the “Company”) was formed as a Maryland real estate investment trust on March 3, 2005. On April 28, 2005, the Company completed a private placement of common shares under Rule 144A, Regulation S and Regulation D under the Securities Act of 1933, as amended, completed the acquisition of Taberna Capital Management, LLC (“TCM”) and Taberna Securities, LLC (“TS”) (together the “Predecessor”) and commenced operations. Prior to April 28, 2005, TCM and TS were wholly-owned by Cohen & Company and its affiliates (“Cohen”). All periods through April 27, 2005 are referred to as the Predecessor Periods.

The Company is a self-managed and self-advised REIT. The Company provides financing for REITs and other real estate operating companies and invests in real estate-related assets with the objective of generating attractive risk-adjusted returns and cash distributions for its shareholders. The Company focuses its activities in the following areas:

•	originating financing for REITs and other real estate operating companies, primarily in the form of trust preferred securities (“TruPS”), subordinated debt and, possibly, other securities;

•	investing in commercial mortgage-backed securities (“CMBS”), residential mortgage-backed securities (“RMBS”), mortgage loans, and other real estate-related senior and subordinated debt securities; and

•	structuring, managing and investing in collateralized debt obligation (“CDO”) transactions and other asset securitizations that will enable it to match-fund certain of its assets with liabilities through its established financing strategy.

The Company may also invest in other types of investments.

The Company generates earnings from its investments and CDO transactions. A CDO is a securitization structure in which multiple classes of debt and equity are issued to finance a portfolio of assets. The Company expects to supplement earnings from its investments with fees received by its subsidiaries, including management fees received by TCM, which is one of the Company’s taxable REIT subsidiaries (“TRSs”), for structuring and managing CDOs, and origination fees received by TS, a domestic TRS and a registered broker-dealer, in connection with the origination of financing transactions.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Presentation

The accompanying unaudited interim consolidated financial statements have been prepared by the Company in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain information and footnote disclosures normally included in annual consolidated financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the included disclosures are adequate to make the information presented not misleading. The unaudited interim consolidated financial statements should be read in conjunction with the Company’s audited financial statements as of and for the year ended December 31, 2005. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the consolidated financial position of the Company and the consolidated results of operations and cash flows are included. The results of operations for the interim periods presented are not necessarily indicative of the results for the full year. Certain prior period amounts have been reclassified to conform with the current period presentation.

b. Principles of Consolidation

The accompanying consolidated financial statements reflect the accounts of the Company and its majority-owned and/or controlled subsidiaries. The portions of these entities not owned by the Company are presented as minority interest as of the dates and for the periods presented in the consolidated financial statements. The Predecessor Period includes the accounts of TCM and TS. All intercompany accounts and transactions have been eliminated in consolidation.

When the Company obtains an explicit or implicit interest in an entity, the Company evaluates the entity to determine if the entity is a variable interest entity (“VIE”), and, if so, whether or not the Company is deemed to be the primary beneficiary of the VIE, in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 46R, “Consolidation of Variable Interest Entities” (“FIN 46R”). Generally, the Company consolidates VIEs of which the Company is deemed to be the primary beneficiary or non-VIEs which the Company controls. The primary beneficiary of a VIE is the variable interest holder that absorbs the majority of the variability in the expected losses or the residual returns of the VIE. When determining the primary beneficiary of a VIE, the

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

At September 30, 2006

(Unaudited and dollars in thousands, except share and per share amounts)

Company considers its aggregate explicit and implicit variable interests as a single variable interest. If the Company’s single variable interest absorbs the majority of the variability in the expected losses or the residual returns of the VIE, the Company is considered the primary beneficiary of the VIE. In the case of non-VIEs or VIEs where the Company is not deemed to be the primary beneficiary and the Company does not control the entity, but has the ability to exercise significant influence over the entity, the Company accounts for its investment under the equity method. The Company reconsiders its determination of whether an entity is a VIE and whether the Company is the primary beneficiary of such VIE if certain events occur.

The Company has determined that certain special purpose trusts formed by issuers of TruPS to issue such securities are VIEs (“Trust VIEs”) and that the holder of the majority of the TruPS issued by the Trust VIEs would be the primary beneficiary. In most instances, the Company is the primary beneficiary of the Trust VIEs because it holds, either explicitly or implicitly, the majority of the TruPS issued by the Trust VIEs. Certain TruPS issued by Trust VIEs are initially financed directly by CDOs or through the Company’s warehouse facilities. Under the warehouse agreements, the Company deposits cash collateral with an investment bank and bears the first dollar risk of loss, up to the Company’s collateral deposit, if an investment held under the warehouse facility is liquidated at a loss. This arrangement causes the Company to hold an implicit interest in the Trust VIEs that issued TruPS held by warehouse providers. The primary assets of the Trust VIEs are subordinated debentures issued by the sponsors of the Trust VIEs in exchange for the TruPS proceeds. These subordinated debentures have terms that mirror the TruPS issued by the Trust VIEs. Upon consolidation of the Trust VIEs, these subordinated debentures, which are assets of the Trust VIEs, are included in the Company’s financial statements and the related TruPS are eliminated. Pursuant to Emerging Issues Task Force Issue No. 85-1: “Classifying Notes Received for Capital Stock,” subordinated debentures issued to Trust VIEs as payment for common equity securities issued by Trust VIEs are recorded net of the common equity securities issued.

The Company consolidates various CDO entities and residential mortgage securitizations that are VIE entities when the Company is determined to be the primary beneficiary.

c. Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

d. Cash and Cash Equivalents

Cash and cash equivalents include cash held in banks and highly liquid investments with maturities of three months or less when purchased.

e. Restricted Cash

Restricted cash represents amounts held on deposit by investment banks as collateral for derivative contracts and proceeds from the issuance of CDO notes payable by CDO securitization entities that are restricted for the purpose of funding additional investments in securities subsequent to the balance sheet date. As of September 30, 2006, the Company had $6,929 of restricted cash held by investment banks as collateral for derivative contracts and $227,025 held by CDO securitization entities that are consolidated by the Company.

f. Investments

The Company invests primarily in debt securities, residential mortgage portfolios and mortgage-related receivables and may invest in other types of real estate-related assets. The Company accounts for its investments in securities under Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” as amended and interpreted (“SFAS No. 115”), and designates each investment as a trading security, an available-for-sale security, or a held-to-maturity security based on management’s intent at the time of acquisition. Under SFAS No. 115, trading securities are recorded at their fair value each reporting period with fluctuations in fair value reported as a component of earnings. Available-for-sale securities are recorded at fair value with changes in fair value reported as a component of other comprehensive income (loss). Fair value is based primarily on quoted market prices from independent pricing sources when available for actively traded securities or discounted cash flow analyses developed by management using current interest rates and other market data for securities without an active market. Management’s

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

At September 30, 2006

(Unaudited and dollars in thousands, except share and per share amounts)

estimate of fair value is subject to a high degree of variability based upon market conditions and management assumptions. Upon the sale of an available-for-sale security, the realized gain or loss on the sale will be recorded as a component of earnings in the respective period. Held-to-maturity investments are carried at amortized cost at each reporting period.

The Company accounts for its investments in subordinated debentures owned by Trust VIEs that the Company consolidates as available-for-sale securities. These VIEs have no ability to sell, pledge, transfer or otherwise encumber the trust or the assets of the trust until such subordinated debenture’s maturity. The Company accounts for investments in securities where the transfer meets the criteria under Statement of Financial Accounting Standards No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“SFAS No. 140”) as a financing at amortized cost. The Company’s investments in security-related receivables represent securities that were transferred to CDO securitization entities in which the transferors maintained some level of continuing involvement.

The Company accounts for its investments in residential mortgages and mortgage-related receivables at amortized cost. The carrying value of these investments is adjusted for origination discounts/premiums, nonrefundable fees and direct costs for originating loans which are amortized into income on a level yield basis over the terms of the loans.

The Company maintains an allowance for mortgage and mortgage-related loan losses based on management’s evaluation of known losses and inherent risks in the portfolios, for example, historical and industry loss experience, economic conditions and trends, estimated fair values, the quality of collateral and other relevant factors.

Mortgage-related receivables represent loan receivables secured by residential mortgages, the legal title to which is held by trust subsidiaries of the Company. These residential mortgages were transferred to the trust subsidiaries in transactions accounted for as financings under SFAS No. 140. Mortgage-related receivables maintain all of the economic attributes of the underlying residential mortgages and all benefits or risks of that ownership inure to the trust subsidiary.

The Company uses its judgment to determine whether an investment has sustained an other-than-temporary decline in value. If management determines that an investment has sustained an other-than-temporary decline in its value, the investment is written down to its fair value by a charge to earnings, and the Company establishes a new cost basis for the investment. If a security that is available for sale sustains an other-than-temporary impairment, the identified impairment is reclassified from accumulated other comprehensive income to earnings, thereby establishing a new cost basis. The Company’s evaluation of an other-than-temporary decline is dependent on the specific facts and circumstances. Factors that the Company considers in determining whether an other-than-temporary decline in value has occurred include: the estimated fair value of the investment in relation to its cost basis; the financial condition of the related entity; and the intent and ability to retain the investment for a sufficient period of time to allow for recovery in the fair value of the investment.

g. Transfers of Financial Assets

The Company accounts for transfers of financial assets under SFAS No. 140 as either sales or financings. Transfers of financial assets that result in sales accounting are those in which (1) the transfer legally isolates the transferred assets from the transferor, (2) the transferee has the right to pledge or exchange the transferred assets and no condition both constrains the transferee’s right to pledge or exchange the assets and provides more than a trivial benefit to the transferor, and (3) the transferor does not maintain effective control over the transferred assets. If the transfer does not meet these criteria, the transfer is accounted for as a financing. Financial assets that are sold are removed from the Company’s accounts with any realized gain (loss) reflected in earnings during the period of sale. Financial assets that are treated as financings are maintained on the balance sheet with proceeds received from the legal transfer reflected as securitized borrowings.

h. Residential Mortgage Derivatives

The Company invests in residential mortgage loans prior to securitization and uses variable rate repurchase agreements provided by investment banks to finance its investments. Periodically, the Company invests in certain residential mortgage portfolios from various investment banks and finances those purchases with repurchase agreements provided by the same investment bank that sold the residential mortgage loans. Under the Company’s repurchase agreements, these residential mortgage loans are transferred to the investment bank in exchange for short-term financing. Pursuant to SFAS No. 140, the initial transfer of residential mortgage loans from the investment bank to the Company and the subsequent transfer under the repurchase agreement financing provided by the same investment bank does not meet the “legal isolation” criteria of SFAS No. 140, paragraph 9(a). As a result, the Company has recorded residential mortgage loans, net of the related repurchase agreement financing, as residential mortgage derivatives. All changes in the fair value of the residential mortgage derivative prior to securitization are included in the accompanying statements of income as a change in the fair value of residential mortgage derivatives.

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

At September 30, 2006

(Unaudited and dollars in thousands, except share and per share amounts)

i. Revenue Recognition

1)	Net investment income—the Company recognizes, and the Predecessor recognized, interest income from investments in debt and other securities and residential mortgages over the estimated life of the underlying financial instruments on a yield to maturity basis. The Company recognizes interest income from interests in certain securitized financial assets on an estimated effective yield to maturity basis. Management estimates the current yield on the amortized cost of the investment based on estimated cash flows after considering prepayment and credit loss experience. The carrying value is assessed for impairment on a recurring basis, and management will record an impairment write-down if the investment is deemed to be other than temporarily impaired.

Also included in investment income is the change in fair value for non-hedge derivatives as described in Note 6 and residential mortgage derivatives described above.

2)	Structuring fees—TCM receives, and the Predecessor earned, structuring fees for services rendered in connection with the formation of CDO securitization entities. The structuring fee is a contractual fee paid when the related services are completed. The structuring fee is a negotiated fee with the investment bank acting as placement agent for the CDO securities and is capitalized by the CDO securitization entity as a deferred financing cost. From time to time, the Company may decide to invest in the debt or equity securities issued by CDO securitization entities. The Company evaluates its investment in these entities under FIN 46R to determine whether the entity is a VIE, and, if so, whether or not the Company is the primary beneficiary. If the Company determines it is the primary beneficiary, it will consolidate the accounts of the CDO securitization entity into the Company’s consolidated financial statements. Upon consolidation, the Company eliminates intercompany transactions, specifically the structuring fees and deferred financing costs paid. During the three months and nine months ended September 30, 2006, TCM received $5,379 and $16,579, respectively, in structuring fees from the issuers of CDO securities that have been eliminated in consolidation.

3)	Asset management fees—the Company provides ongoing management services to CDO investment portfolios under cancelable management agreements. The management fees are an administrative cost of the CDO entity and are paid by the CDO administrative trustee on behalf of its investors. These asset management fees are recognized when earned and are paid quarterly. Asset management fees from consolidated CDOs are eliminated in consolidation. During the three months and nine months ended September 30, 2006, TCM earned $4,192 and $10,593, respectively, of asset management fees, of which the Company has eliminated $3,490 and $8,523, respectively, upon consolidation of CDOs of which the Company is the primary beneficiary.

4)	Loan origination fees—the Company originates investments in TruPS, real estate debt and preferred securities through TS. These origination fees are deferred and amortized as a component of net investment income using the effective interest method over the life of the related investments in accordance with Statement of Financial Accounting Standards No. 91, “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases” (“SFAS No. 91”). During the three months and nine months ended September 30, 2006, TS received $4,866 and $16,189, respectively, of loan origination fees, of which the Company has recognized $120 and $219 in investment interest income in the accompanying consolidated statements of income.

j. Derivative Instruments

The Company may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with its borrowings. Certain of the techniques used to hedge exposure to interest rate fluctuations may also be used to protect against declines in the market value of assets that result from general trends in debt markets. The principal objective of such agreements is to minimize the risks and/or costs associated with the Company’s operating and financial structure as well as to hedge specific anticipated transactions.

In accordance with Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended and interpreted (“SFAS No. 133”), the Company measures each derivative instrument (including certain

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

At September 30, 2006

(Unaudited and dollars in thousands, except share and per share amounts)

derivative instruments embedded in other contracts) at fair value and records such amounts in its consolidated balance sheet as either an asset or liability. For derivatives designated as fair value hedges or for derivatives not designated as hedges, the changes in fair value of both the derivative instrument and the hedged item are recorded in earnings. For derivatives designated as cash flow hedges, the effective portions of changes in the fair value of the derivative are reported in other comprehensive income. Changes in the ineffective portions of cash flow hedges are recognized in earnings.

k. Income Taxes

The Company has elected to be taxed as a REIT and to comply with the related provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Accordingly, the Company generally will not be subject to U.S. federal income tax to the extent of its distributions to shareholders and as long as certain asset, income and share ownership tests are met. If the Company were to fail to meet these requirements, it would be subject to U.S. federal income tax, which could have a material adverse impact on its results of operations and amounts available for distributions to its shareholders. Management believes that all of the criteria to maintain the Company’s REIT qualification have been met for the applicable periods, but, there can be no assurances that these criteria will continue to be met in subsequent periods.

The Company maintains various TRSs, which may be subject to U.S. federal, state and local income taxes. From time to time, these TRSs generate taxable income from intercompany transactions. The TRS entities generate taxable revenue from fees for services provided to CDO entities. Some of these fees paid to the TRS entities are capitalized as deferred financing costs by the CDO entities. Certain CDO entities may be consolidated in the Company’s financial statements pursuant to FIN 46R. In consolidation, these fees are eliminated when the CDO entity is included in the consolidated group. Nonetheless, all income taxes are accrued by the TRSs in the year in which the taxable revenue is received. These income taxes are not eliminated when the related revenue is eliminated in consolidation.

l. Share-Based Payment

The Company accounts for its share-based compensation in accordance with Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS No. 123R). The Company measures the cost of employee and trustee services received in exchange for an award of equity instruments based on the grant-date fair value of the award and records compensation expense over the related vesting period.

m. Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments. Key provisions of SFAS No. 155 include: (1) a broad fair value measurement option for certain hybrid financial instruments that contain an embedded derivative that would otherwise require bifurcation; (2) clarification that only the simplest separations of interest payments and principal payments qualify for the exception afforded to interest-only strips and principal-only strips from derivative accounting under paragraph 14 of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, thereby narrowing such exception; (3) a requirement that beneficial interests in securitized financial assets be analyzed to determine whether they are freestanding derivatives or whether they are hybrid instruments that contain embedded derivatives requiring bifurcation; (4) clarification that concentrations of credit risk in the form of subordination are not embedded derivatives; and (5) elimination of the prohibition on a QSPE holding passive derivative financial instruments that pertain to beneficial interests that are or contain a derivative financial instrument. In general, these changes will reduce the operational complexity associated with bifurcating embedded derivatives, and increase the number of beneficial interests in securitization transactions, including interest-only strips and principal-only strips, required to be accounted for in accordance with SFAS No. 133. The Company is required to adopt SFAS No. 155 in the first quarter of 2007. The Company does not expect that the adoption of SFAS No. 155 will have a material effect on its consolidated financial statements.

In September 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company is required to adopt FIN 48 in the first quarter of 2007 and is currently assessing the impact that it will have on its consolidated financial statements.

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

At September 30, 2006

(Unaudited and dollars in thousands, except share and per share amounts)

NOTE 3: MERGER WITH RAIT INVESTMENT TRUST

On June 8, 2006, the Company and RAIT Investment Trust (“RAIT”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which a newly formed subsidiary of RAIT will, subject to the terms and conditions of the Merger Agreement, merge with and into the Company (the “Merger”), as a result of which RAIT will own all of the common shares of beneficial interest of the Company (“Taberna Common Shares”).

Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the boards of trustees of both companies, upon the completion of the Merger each issued and outstanding Taberna Common Share will be converted into 0.5389 of RAIT’s Common Shares, with cash to be paid in lieu of fractional Common Shares.

The Merger Agreement contains customary representations, warranties and covenants of the Company and RAIT, including, among others, covenants (i) to conduct their respective businesses in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger and (ii) not to engage in certain kinds of transactions during such period. The board of trustees of each company has adopted a resolution approving and declaring advisable the Merger, and recommending that its shareholders, with respect to the Company, approve the Merger, and with respect to RAIT, approve the issuance of Common Shares in the Merger, and each party has agreed to hold a shareholder meeting to put these matters before their shareholders for their consideration. Each party has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.

Consummation of the Merger is subject to various conditions, including, among others, (i) requisite approvals of the shareholders of the Company and RAIT, (ii) the absence of any law or order prohibiting the consummation of the merger, and (iii) effectiveness of the Form S-4 registration statement relating to the Common Shares to be issued in the Merger and listing of the Common Shares to be issued in the Merger on the New York Stock Exchange. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including, among others, (i) subject to the standards set forth in the Merger Agreement, the accuracy of the representations and warranties of the other party, (ii) compliance of the other party with its covenants in all material respects, (iii) the delivery of opinions from counsel to the Company and counsel to RAIT relating to the U.S. federal income tax code treatment of the Merger and the real estate investment trust status of both parties and (iv) there shall not have occurred any event, change, effect or circumstance that has had or is reasonably likely to have a material adverse effect on the other party.

The Merger Agreement contains certain termination rights for both the Company and RAIT. In certain circumstances, the party that terminates the Merger Agreement is required to pay the other party a termination fee of $18.0 million.

The Merger will be accounted for under purchase accounting pursuant to SFAS No. 141, “Business Combinations.” Applying purchase accounting to this transaction, RAIT will be deemed to be the acquirer and the Company will be deemed to be the acquiree. Accordingly, the Company has expensed approximately $5.7 million of merger-related costs during the nine months ended September 30, 2006 and will incur additional costs that will be expensed as incurred. No assurance can be given that all closing conditions will be satisfied or waived, or that the Merger will in fact be consummated.

NOTE 4: INVESTMENTS IN SECURITIES

The following table summarizes the Company’s investments in available-for-sale securities as of September 30, 2006:

Investment Description	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value	Weighted Average Coupon	Weighted Average Years to Maturity
TruPS and subordinated debentures	$3,575,000	$15,231	$(28,009)	$3,562,222	8.0%	28.2
Other securities	132,320	—	—	132,320	5.5%	21.5

Total available-for-sale securities	$3,707,320	$15,231	$(28,009)	$3,694,542	7.9%	28.0

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

At September 30, 2006

(Unaudited and dollars in thousands, except share and per share amounts)

TruPS included above as available-for-sale securities includes (a) investments in TruPS issued by Trust VIEs of which the Company is not the primary beneficiary and which the Company does not consolidate and (b) transfer of investments in TruPS securities to the Company that were accounted for as a sale pursuant to SFAS No. 140. Subordinated debentures included above represents the primary assets of Trust VIEs that the Company consolidates pursuant to FIN 46R.

The following table summarizes the Company’s investments in security-related receivables, as of September 30, 2006:

Investment Description	Amortized Cost	Weighted Average Coupon	Weighted Average Years to Maturity	Estimated Fair Value
TruPS and subordinated debenture receivables	$537,570	8.0%	27.3	$496,285
Unsecured REIT note receivables	366,824	5.6%	11.0	360,483
CMBS receivables (1)	176,902	5.6%	35.4	179,411

Total	$1,081,296	6.8%	23.1	$1,036,179

(1)	CMBS receivables include securities with a fair value totaling $150,251 that are rated “BBB+” and “BBB-” by Standard & Poor’s and securities with a fair value totaling $29,160 that are rated between “AA” and “A-” by Standard & Poor’s.

The Company’s investments in security-related receivables represent securities owned by CDO entities that are accounted for by the Company as financings under SFAS No. 140.

The unrealized losses on the Company’s securities are primarily the result of market interest rate factors rather than credit impairment, and the Company believes that the carrying values are fully realizable over the securities’ expected holding period.

Some of the Company’s investments in securities collateralize debt issued through CDO entities. The Company’s CDO entities are static pools and prohibit, in most cases, the sale of such securities until the mandatory auction call period, typically 10 years from the CDO entity’s inception. At and subsequent to the mandatory auction call date, remaining securities will be offered in the general market and the proceeds from sales of such securities will be used to repay outstanding indebtedness and liquidate the CDO entity. The assets of the Company’s consolidated CDOs collateralize the debt of such entities and are not available to the Company’s creditors. As of September 30, 2006, CDO notes payable were collateralized by $3,600,780 of principal amount of TruPS and $547,733 of principal amount of unsecured REIT note receivables and CMBS receivables. Some of these investments were eliminated upon the consolidation of various Trust VIEs that the Company consolidates and the corresponding subordinated debentures of the Trust VIEs are included as assets in the Company’s consolidated balance sheet.

NOTE 5: INVESTMENTS IN LOANS

The Company’s investments in residential mortgages and mortgage-related receivables are accounted for at amortized cost. The following tables summarize the Company’s investments in residential mortgages and mortgage-related receivables as of September 30, 2006:

	Unpaid Principal Balance	Unamortized (Discount)	Carrying Amount	Number of Loans and Mortgage- Related Receivables	Average Interest Rate	Average Contractual Maturity date
3/1 Adjustable rate	$153,096	$(253)	$152,843	383	5.6%	August 2035
5/1 Adjustable rate	3,231,499	(10,328)	3,221,171	6,932	5.5%	July 2035
7/1 Adjustable rate	630,525	(1,235)	629,290	1,371	5.7%	July 2035
10/1 Adjustable rate	71,194	(389)	70,805	79	5.7%	June 2035

Total	$4,086,314	$(12,205)	$4,074,109	8,765	5.5%

The estimated fair value of the Company’s residential mortgage loans and mortgage-related receivables was $4,022,112 as of September 30, 2006.

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

At September 30, 2006

(Unaudited and dollars in thousands, except share and per share amounts)

As of September 30, 2006, all of the Company’s residential mortgages and mortgage-related receivables as presented were pledged as collateral through owner-trust residential mortgage securitizations and collateralized obligations issued thereby with a total principal amount of $3,867,213 as of September 30, 2006. These securitization transactions occurred after the residential mortgages were acquired in whole-loan portfolio transactions. In each of these residential mortgage securitizations, the Company retained all of the subordinated and non-rated mortgage-backed securities issued. These securitization entities are non-qualified special purpose entities and are considered VIEs. Because the Company retained all of the subordinated and non-rated RMBS issued, the Company is the primary beneficiary of these entities and consolidates each of the residential mortgage securitization trusts.

The Company maintains an allowance for loan losses on residential mortgage loans. Specific allowances for loan losses are established for impaired loans based on a comparison of the recorded carrying value of the loan to either the present value of the loan’s expected cash flow, the loan’s estimated market price or the estimated fair value of the underlying collateral. The allowance is increased by charges to operations and decreased by charge-offs (net of recoveries). Management’s periodic evaluation of the adequacy of the allowance is based upon known and inherent risks in the portfolio, historical trends in adjustable rate residential mortgages, the estimated value of underlying collateral, and current and expected future economic conditions. As of September 30, 2006, the Company maintained an allowance for loan losses of $5,216.

As further discussed in “Note 2: Summary of Significant Accounting Policies,” the components of the Company’s residential mortgage derivatives are as follows:

	September 30, 2006	December 31, 2005
Fair value of residential mortgages, including accrued interest	$788,375	$85,192
Repurchase agreements, including accrued interest	(764,453)	(83,541)
Fair value of interest rate hedging arrangements	(8,020)	(42)

Residential mortgage derivatives	$15,902	$1,609

The Company’s investments in senior secured loans are accounted for at amortized cost. The following table summarizes the Company’s investments in senior secured loans as of September 30, 2006:

	Unpaid Principal Balance	Weighted- Average Interest Rate	Weighted- Average Years to Maturity
Senior terms loans	$50,000	8.0%	6.2
Participation interests in mortgage loans	35,000	9.0%	2.0

Total senior secured loans	$85,000	8.4%	4.5

The unpaid principal balance of the Company’s senior secured loans and participation interests approximate their carrying amount and estimated fair value as of September 30, 2006.

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

At September 30, 2006

(Unaudited and dollars in thousands, except share and per share amounts)

NOTE 6: INDEBTEDNESS

The following table summarizes the Company’s indebtedness as of September 30, 2006:

Description	Principal	Unamortized (Discount)	Carrying Amount	Interest Rate Terms	Current Weighted- Average Interest Rate	Contractual Maturity
Repurchase agreements (1)(2)	$304,432	$—	$304,432	5.4% to 6.4%	5.6%	Oct. 2006
Mortgage-backed securities issued (1)	3,867,213	(24,285)	3,842,928	4.6% to 5.5%(3)	5.0%	2035
Trust preferred obligations	518,968	—	518,968	7.0% to 9.5%	7.7%	2036
CDO notes payable (1)	4,174,218	—	4,174,218	4.7% to 10.5%	6.3%	2035

Total borrowings	$8,864,831	$(24,285)	$8,840,546

(1)	Excludes mortgage-backed securities and CDO notes payable purchased by the Company which are eliminated in consolidation.
(2)	The Company intends to re-negotiate and extend its repurchase agreements as they mature.
(3)	Rates generally follow the terms of the underlying mortgages, which are fixed for a period of time and variable thereafter.

CDO Notes Payable

On March 29, 2006, the Company closed “Taberna Preferred Funding V, Ltd.,” a CDO securitization that provides up to 30-year financing for REITs and real estate operating companies. Taberna Preferred Funding V, Ltd. received commitments for $678,500 of CDO notes payable, all of which were issued to investors as of September 30, 2006. Taberna Preferred Funding V, Ltd. also issued $40,200 of preference shares upon closing. The Company retained $22,000 of common and preference shares and committed to purchase $14,000 of subordinated debt issued by Taberna Preferred Funding V, Ltd, excluding discounts. The Company purchased the $14,000 of subordinated debt in May 2006.

The notes payable issued by Taberna Preferred Funding V, Ltd. consist of 10 classes of notes bearing interest at spreads over 90-day LIBOR ranging from 38 to 475 basis points or at fixed rates ranging from 6.6% to 9.8%. Some of the fixed-rate notes bear interest at a fixed rate for an initial period (ranging from 5 to 10 years) and a floating rate for the remaining period based on 90-day LIBOR plus spreads over 90-day LIBOR ranging from 145 to 475 basis points.

On June 27, 2006, the Company closed “Taberna Preferred Funding VI, Ltd.,” a CDO securitization that provides up to 30-year financing for REITs and real estate operating companies. Taberna Preferred Funding VI, Ltd. received commitments for $672,000 of CDO notes payable, of which $612,000 were issued to investors as of September 30, 2006. Taberna Preferred Funding VI, Ltd. also issued $47,000 of preference shares upon closing. The Company retained $26,000 of common and preference shares.

The notes payable issued by Taberna Preferred Funding VI, Ltd. consist of 11 classes of notes bearing interest at spreads over 90-day LIBOR ranging from 36 to 450 basis points or at fixed rates ranging from 6.8% to 10.0%. One of the fixed-rate notes bear interest at a fixed rate for an initial period of 5 years and a floating rate for the remaining period based on 90-day LIBOR plus spreads over 90-day LIBOR of 140 basis points.

On September 28, 2006, the Company closed “Taberna Preferred Funding VII, Ltd.,” a CDO securitization that provides up to 30-year financing for REITs and real estate operating companies. Taberna Preferred Funding VII, Ltd. received commitments for $672,000 of CDO notes payable, of which $671,783 were issued to investors as of September 30, 2006. Taberna Preferred Funding VII, Ltd. also issued $48,800 of preference shares upon closing. The Company retained $26,840 of common and preference shares.

The notes payable issued by Taberna Preferred Funding VII, Ltd. consist of 7 classes of notes bearing interest at spreads over 90-day LIBOR ranging from 35 to 475 basis points.

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

At September 30, 2006

(Unaudited and dollars in thousands, except share and per share amounts)

NOTE 7: DERIVATIVE FINANCIAL INSTRUMENTS

The Company may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with its borrowings. The principal objective of such arrangements is to minimize the risks and/or costs associated with the Company’s operating and financial structure as well as to hedge specific anticipated transactions. The counterparties to these contractual arrangements are major financial institutions with which the Company and its affiliates may also have other financial relationships. In the event of nonperformance by the counterparties, the Company is potentially exposed to credit loss. However, because of the high credit ratings of the counterparties, the Company does not anticipate that any of the counterparties will fail to meet their obligations.

Cash Flow Hedges

The Company has entered into various interest rate swap contracts to hedge interest rate exposure on CDO notes payable and repurchase agreements. CDO notes payable finance the Company’s investments in TruPS, REIT senior notes and CMBS. Repurchase agreements finance the Company’s investment in residential mortgages, RMBS issued from mortgage securitizations sponsored by the Company and other investments in securities.

The Company designates interest rate hedge agreements at inception and determines whether or not the interest rate hedge agreement is highly effective in offsetting interest rate fluctuations associated with the identified indebtedness. Certain of the Company’s interest rate hedge agreements used to hedge fluctuations in interest rates associated with certain CDO notes payable did not qualify for hedge accounting at inception. During the three-months ended September 30, 2006, the Company designated its interest rate swaps associated with CDO notes payable as hedges pursuant to SFAS No. 133. At designation, these interest rate swaps had a fair value not equal to zero. However, the Company concluded, at designation, that these hedging arrangements were highly effective during their term using regression analysis and determined that the hypothetical derivative method would be used in measuring any ineffectiveness. At September 30, 2006, the Company updated its regression analysis and concluded that these hedging arrangements were still highly effective during their remaining term and used the hypothetical derivative method in measuring the ineffective portions of these hedging arrangements.

The interest rate hedge agreements are summarized as of September 30, 2006 and for the nine months ended September 30, 2006 as follows:

Hedge Product	Hedged Item	Aggregate Notional	Strike	Maturity	Fair Value as of September 30, 2006	Amounts Reclassified to Earnings for Effective Hedges— Gains (Losses)	Amounts Reclassified to Earnings for Ineffective Hedges— Gains (Losses)
Interest rate swaps	CDO notes payable	$653,750	4.0% to 5.2%	Aug. 2010 to Nov. 2015	$14,167	$2,720	$14,847
Interest rate swaps	CDO notes payable	450,500	4.6% to 5.6%	Nov. 2010 to Nov. 2015	4,794	615	12,570
Interest rate and basis swaps	CDO notes payable	396,625	4.9% to 5.6%	February 2016	(3,753)	(284)	6,806
Interest rate swaps	CDO notes payable	300,000	5.1% to 5.3%	Feb. 2011 to Feb. 2016	(1,641)	390	—
Interest rate swaps	CDO notes payable	388,000	5.6%	August 2016	(11,938)	40	10
Interest rate swaps	CDO notes payable	455,000	5.4% to 5.9%	August 2016	(8,301)	—	—
Interest rate cap	CDO notes payable	15,000	8.5%	August 2031	258	—	258
Interest rate swaps	Repurchase agreements	94,661	4.6% to 4.9%	Oct. 2010 to Dec. 2012	950	(620)	75

Total Portfolio/Weighted Average		$2,753,536			$(5,464)	$2,861	$34,566

Amounts reclassified to earnings associated with effective cash flow hedges are reported in investment interest expense. The fair value of cash flow hedges is reported in other assets.

Free-Standing Derivatives

The Company maintains arrangements with various investment banks regarding CDO securitizations and warehouse facilities. Prior to the completion of a CDO securitization, investments are acquired by the warehouse providers in accordance with the warehouse facilities. Pursuant to the terms of the warehouse agreements, the Company receives the difference between the interest earned on the investments under the warehouse facilities and the interest charged by the warehouse facilities from the dates on which

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

At September 30, 2006

(Unaudited and dollars in thousands, except share and per share amounts)

the respective securities are acquired. Under the warehouse agreements, the Company is required to deposit cash collateral with the warehouse provider and as a result, the Company bears the first dollar risk of loss, and in some cases shares the first dollar risk of loss, up to the Company’s warehouse deposit, if (i) an investment funded through the warehouse facility becomes impaired or (ii) a CDO is not completed by the end of the warehouse period, and in either case, if the warehouse facility is required to liquidate the securities at a loss. Upon the completion of a CDO securitization, the cash collateral held by the warehouse provider is returned to the Company. The terms of the warehouse facilities are generally at least nine months. As of September 30, 2006, the Company had approximately $50,504 of cash collateral held by warehouse providers pursuant to warehouse facilities. These arrangements are deemed to be derivative financial instruments and are recorded by the Company at fair value each accounting period with the change in fair value recorded in earnings. These arrangements represent the Company’s only off-balance sheet arrangements.

A summary of these arrangements is as follows:

Warehouse Facility	Warehouse Availability	Funding as of September 30, 2006	Remaining Availability	Maturity
Merrill Lynch International	$726,750	$413,868	$312,882	January 2007 to June 2007
German American Capital Corporation (1)	250,000	65,000	185,000	February 2007
Bear, Stearns & Co. Inc.	500,000	125,000	375,000	April 2007

Total	$1,476,750	$603,868	$872,882

(1)	The Company terminated the warehouse agreement with German American Capital Corporation subsequent to September 30, 2006.

The financing costs of these warehouse facilities are based on one-month LIBOR plus a spread of 50 basis points.

During the three months and nine months ended September 30, 2006, the changes in fair values of the Company’s warehouse financing arrangements were $2,871 and $11,813, respectively, and were recorded as a component of net investment income in the accompanying consolidated statements of income in accordance with the Company’s investment philosophy of investing in these types of financial instruments until permanent CDO financing is available.

NOTE 8: MINORITY INTEREST

Minority interest represents the interests of third-party investors in each of the Company’s consolidated CDO entities. The following summarizes the Company’s minority interest activity for the nine months ended September 30, 2006:

Nine months ended September 30, 2006
Beginning Balance	$139,001
Contributions	61,160
Deferred costs contributed to Trust VIEs by their sponsors	11,346
Income and OCI Allocation—from CDO entities	15,259
Deferred cost amortization allocated to sponsors of Trust VIEs	(1,572)
Distributions	(14,752)

Ending Balance	$210,442

Minority interest holders are allocated their respective portion of the earnings of each CDO. Each CDO entity makes quarterly distributions to the holders of the CDO notes payable and preferred shares of beneficial interest. The distributions to preferred shareholders are determined at each payment date, after the necessary cash reserve accounts are established and after the payment of expenses and interest on the CDO notes payable.

NOTE 9: BENEFICIARIES’ EQUITY

During the three months and nine months ended September 30, 2006, the Company granted 3,500 and 696,833 restricted common shares, respectively, to various employees and trustees of the Company in various awards. These restricted shares vest quarterly over the three or four year period of the grant. The fair value of these awards on the date of grant was $15.00 per common share.

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

At September 30, 2006

(Unaudited and dollars in thousands, except share and per share amounts)

During the period from April 28, 2005 through December 31, 2005, the Company granted 1,091,232 restricted common shares to various employees and trustees of the Company in various awards. These restricted shares vest as to one-twelfth of the total amount granted as of the end of each quarter for the three-year vesting period of the grant. The weighted average fair value of these awards on the date of grant was $10.09 per common share.

The fair value of the awards, at each award date, was based on the recent trading history of the Company’s common shares on The PORTAL Market®, a subsidiary of The NASDAQ Stock Market, Inc. The Company is amortizing such amounts as compensation expense over the vesting period. For the three months and nine months ended September 30, 2006, the Company recorded amortization expense of $1,621 and $4,148 related to these awards. Through September 30, 2006, 603,234 of these restricted shares had vested.

On January 20, 2006, the Company’s board of trustees declared a quarterly distribution of $0.30 per common share totaling $13,094 that was paid on February 9, 2006 to shareholders of record as of January 30, 2006.

On April 20, 2006, the Company’s board of trustees declared a quarterly distribution of $0.35 per common share totaling $15,275 that was paid on May 11, 2006 to shareholders of record as of May 1, 2006.

On September 18, 2006, the Company’s board of trustees declared a quarterly distribution of $0.39 per common share totaling $17,293 that was paid on October 6, 2006 to shareholders of record as of September 27, 2006.

NOTE 10: EARNINGS PER SHARE

The following table presents a reconciliation of basic and diluted earnings per share for the three months ended September 30, 2006 and 2005, the nine months ended September 30, 2006 and for the period from April 28, 2005 to September 30, 2005:

	For the three-month period ended September 30, 2006	For the three-month period ended September 30, 2005	For the nine-month period ended September 30, 2006	For the period from April 28, 2005 to September 30, 2005
Net income	$1,612	$13,872	$34,277	$12,986

Weighted-average shares outstanding – Basic	43,029,232	33,271,811	42,908,310	28,601,376
Unvested restricted shares under the treasury stock method	147,006	250,474	346,765	217,350

Weighted-average shares outstanding – Diluted	43,176,238	33,522,285	43,255,075	28,818,726

Earnings per share – Basic	$0.04	$0.41	$0.80	$0.45

Earnings per share – Diluted	$0.04	$0.41	$0.79	$0.44

The Company includes restricted shares issued and outstanding in its earnings per share computation as follows: vested restricted shares are included in basic weighted-average common shares and unvested restricted shares are included in the diluted weighted-average shares under the treasury stock method.

NOTE 11: INCOME TAXES

The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code beginning with its taxable year ended December 31, 2005. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its ordinary taxable income to shareholders. As a REIT, the Company generally will not be subject to U.S. federal income tax on taxable income that it distributes to its shareholders. If the Company fails to qualify as a REIT in any taxable year, it will then be subject to U.S. federal income taxes on its taxable income at regular corporate rates, and it will not be permitted to qualify for treatment as a REIT for U.S. federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and cash available for

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

At September 30, 2006

(Unaudited and dollars in thousands, except share and per share amounts)

distributions to shareholders. However, the Company believes that it will be organized and operated in such a manner as to qualify for treatment as a REIT, and it intends to operate in the foreseeable future in a manner so that it will qualify as a REIT. The Company may be subject to certain state and local taxes.

The TRS entities generate taxable revenue from fees for services provided to CDO entities. Some of these fees paid to the TRS entities are capitalized as deferred costs by the CDO entities. In consolidation, these fees are eliminated when the CDO entity is included in the consolidated group. Nonetheless, all income taxes are expensed and are paid by the TRSs in the year in which the taxable revenue is received. These income taxes are not eliminated when the related revenue is eliminated in consolidation.

The Predecessor entities are limited liability companies which have elected to be taxed as corporations for income tax purposes. As a result, the Predecessor entities are not pass-through entities for tax purposes and a provision for income taxes has been recorded in the Predecessor Period.

The components of the provision for income taxes as it relates to the Company’s taxable income from domestic TRSs during the nine months ended September 30, 2006 includes the effects of the Company’s tax planning strategy of performing a portion of its TRS services in a foreign jurisdiction that does not incur income taxes. As a result of this, combined TRS effective income tax rate was reduced from approximately 45% to approximately 35% during 2006. The Company’s consolidated effective tax rate was approximately 21% for the nine months ended September 30, 2006, with the differences primarily attributable to taxable income that was eliminated in consolidation and unrealized gains on interest rate hedges.

Certain TRS entities are domiciled in the Cayman Islands and, accordingly, taxable income generated by these entities may not be subject to local income taxation, but generally will be included in the Company’s income on a current basis as SubPart F income, whether or not distributed. Upon distribution of any previously included SubPart F income by these entities, no incremental U.S. federal, state, or local income taxes would be payable by the Company. Accordingly, no provision for income taxes for the nine months ended September 30, 2006 has been recorded for these foreign TRS entities.

NOTE 12: RELATED PARTY TRANSACTIONS

The Company’s Chairman of the Board and Chief Executive Officer, Daniel G. Cohen, holds controlling positions in various companies with which the Company conducts business. Each transaction is described below:

a).	Cohen Shared Services—the Company shares office space and related resources with Cohen & Company, which is majority owned by Daniel G. Cohen. The following agreements with Cohen were effective during 2006:

•	Through April 28, 2006, the Company’s Shared Services agreement with Cohen & Company required a fixed monthly payment of $17.5, which included the Company’s occupancy costs, technology costs, and administrative support. For other services provided as needed, the Company paid Cohen for the cost of providing such services plus 10% of such cost. Separately, Cohen also provided certain investment management services to the Company. For these services, the Company paid Cohen a fee equal to 10 basis points on the amount of investments under management by the Company, subject to a minimum fee of $250 per year and a maximum fee of $750 per year.

•	The Shared Services agreement was renewed through July 1, 2008. The renewed Shared Services agreement provides that in respect of services relating to structuring and managing the Company’s investments in CMBS and RMBS, the Company will pay Cohen an annual fee ranging from 2 to 20 basis points on the amount of the investments, based on the rating of the security. For investments in residential whole loans, the Company will pay Cohen an annual fee of 1.5 basis points on the amount of the investments. In respect of other services, the Company will continue to pay Cohen for the cost of providing those services plus 10% of such cost.

•	The Company has entered into a separate five-year sub-lease agreement with Cohen for shared office space and facilities commencing April 1, 2006 and expiring March 31, 2011. Total rent expense during the period ended September 30, 2006 relating to this lease was $35 and has been included in shared services expenses in the accompanying statements of income. The lease is subject to annual increases in base rent and the future minimum cash payments due over the remaining term of the lease is approximately $325.

During the three months and nine months ended September 30, 2006, the Company incurred expenses under the Shared Services Agreement of approximately $123 and $353, respectively.

Taberna Realty Finance Trust

Notes to Consolidated Financial Statements—(Continued)

At September 30, 2006

(Unaudited and dollars in thousands, except share and per share amounts)

b).	Cohen Origination Fees—during the three months and nine months ended September 30, 2006, Cohen provided origination services for investments funded by the Company’s warehouse facilities or CDOs and provided placement services for certain debt and equity securities issued by CDO securitizations. For these services, Cohen received approximately $3,099 and $8,276 in fees, respectively.

c).	The Bancorp, Inc.—the Company maintains cash balances at The Bancorp, Inc. Daniel G. Cohen is the chairman of the board of directors of The Bancorp, Inc. As of September 30, 2006, the Company had $5,273 of its cash and cash equivalents on deposit in interest and non-interest bearing accounts at The Bancorp, Inc. During the three months and nine months ended September 30, 2006, the Company earned approximately $22 and $101 on its deposits held in 3.0% interest-bearing accounts.

As further discussed in “Note 3: Merger with RAIT Investment Trust,” the Company is in the process of completing its merger transaction with RAIT. Taberna Preferred Funding VII, Ltd., a CDO which the Company consolidates, purchased $35,000 of participation interests in three mortgage loans originated by RAIT. The mortgage loans originated by RAIT totaled approximately $103,975, bear interest at a current weighted average interest rate of 9.0% and have a weighted-average of 2.0 years to maturity. The mortgage loans are secured by various real estate developments located in Florida, Missouri and South Carolina. RAIT continues to service these loans and earns interest on cash held in the servicing account until distribution to the holders of the participation interest.

NOTE 13: SUBSEQUENT EVENT

During October 2006, the Company entered into a credit agreement with an investment bank whereby the investment bank will provide up to $970,000 of warehouse financing to the Company for purposes of acquiring real estate asset-backed securities and other REMIC interests. The loans obtained in the financing will bear interest at a rate of LIBOR plus a spread of 21 basis points and the credit agreement is scheduled to mature in April 2007.